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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                    SECURITY CAPITAL ATLANTIC INCORPORATED
            (Exact name of registrant as specified in its charter)


        MARYLAND                                        85-0415503
(State of Organization)                  (I.R.S. Employer Identification No.)


 SIX PIEDMONT CENTER
      SUITE 600                                           30305
   ATLANTA, GEORGIA                                     (Zip Code)
(Address of principal
  executive offices)


       Securities to be registered pursuant to Section 12(b) of the Act:


    TITLES OF EACH CLASS                        NAME OF EXCHANGE ON WHICH
    TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
    --------------------                      ------------------------------

    Common Stock,                             New York Stock Exchange
  par value $.01 per share

Preferred Share Purchase Rights               New York Stock Exchange



       Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE

                               (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.

          A complete description of the Shares of Common Stock, par value $.01 per share (the "Shares"), and the preferred share purchase rights (the "Rights"), which Shares and Rights are to be registered hereunder is contained under the caption "Description of Stock" in the Prospectus forming a part of the Form S-11 Registration Statement (File No. 333-07071) of Security Capital Atlantic Incorporated. ("ATLANTIC"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such description is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by ATLANTIC pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.   Exhibits.

          The following exhibits are filed with the New York Stock Exchange,
Inc.:

Exhibit
Number    Exhibit
-------   -------
  4.1 Second Amended and Restated Articles of Incorporation of ATLANTIC (Incorporated by reference to Exhibit 4.1 to ATLANTIC's registration statement on Form S-11, File No. 333-07071).

  4.2 Articles of Amendment to Second Amended and Restated Articles of Incorporation of ATLANTIC (Incorporated by reference to Exhibit 4.2 to ATLANTIC's registration statement on Form S-11, File No. 333-07071).

  4.3 Articles of Amendment to Second Amended and Restated Articles of Incorporation of ATLANTIC (Incorporated by reference to Exhibit 4.3 to ATLANTIC's registration statement on Form S-11, File No. 333-07071).

  4.4 Second Amended and Restated By-laws of ATLANTIC (Incorporated by reference to Exhibit 4.4 to ATLANTIC's registration statement on Form S-11, File No. 333-07071).

  4.5 Rights Agreement, dated as of March 12, 1996, between ATLANTIC and The First National Bank of Boston, as Rights Agent, including form of Rights Certificate (Incorporated by reference to Exhibit 4.5 to ATLANTIC's registration statement on Form S-11, File No. 333-07071).

  4.6 Form of stock certificate for shares of Common Stock of ATLANTIC (Incorporated by reference to Exhibit 4.6 to ATLANTIC's registration statement on Form S-11, File No. 333-07071).


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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  SECURITY CAPITAL ATLANTIC INCORPORATED



                                  By:   /s/  Jeffrey A. Klopf
                                        ------------------------------
                                        Jeffrey A. Klopf
                                        Secretary


Date:  October 9, 1996